UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2005

ONSOURCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

5455 Spine Road, Suite C, Boulder, Colorado   80301
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 527-2903

______________________________________________________

(Former name or former address, if changed since last report)
TEM 7.01	REGULATION FD DISCLOSURE
ITEM 8.01	OTHER EVENTS

       On April 12, 2005, the Company announced that it executed a definitive agreement to merge with Osmotics Pharma, Inc. A copy of the press release is attached as an exhibit to this Current Report.

ITEM 9.01:       FINANCIAL STATEMENTS AND EXHIBITS
(a)	Exhibit
Item	Title
99.1	Press Release dated April 12, 2005

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
OnSource Corporation (Registrant)
Dated: April 12, 2005	/s/ Frank L. Jennings Frank L. Jennings, President